As filed with the Securities and Exchange Commission on February 11, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AURORA INNOVATION, INC.
(Exact name of Registrant as specified in its charter)

Delaware	98-1562265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1654 Smallman St.
Pittsburgh, Pennsylvania, 15222
(888) 583-9506
(Address of principal executive offices, including zip code)

Aurora Innovation, Inc. 2021 Equity Incentive Plan, as amended
(Full title of the plan)

Shelley Webb
Chief Legal Officer
1654 Smallman St.
Pittsburgh, Pennsylvania, 15222
(888) 583-9506
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Alan J. Fishman
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement on Form S-8 (this “Registration Statement”) is being filed by Aurora Innovation, Inc., a Delaware corporation (the “Registrant” or the “Company”) for the purpose of registering 97,386,273 additional shares of its Class A common stock, par value $0.00001 per share (“Common Stock”), issuable under the Aurora Innovation, Inc. 2021 Equity Incentive Plan, as amended and restated on May 26, 2023 (the “Equity Incentive Plan”), pursuant to the Evergreen Provision (as defined below).

The number of shares of Common Stock available for grant and issuance under the Equity Incentive Plan is subject to an annual increase on the first day of each year beginning in 2022 and ending in 2031, equal to the least of (i) 120,900,000 shares of Common Stock, (ii) five percent (5%) of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding fiscal year, or (iii) such number of Shares of Common Stock determined by administrator under the Equity Incentive Plan (the Company’s board of directors or committee thereof) (such annual increase, the “Evergreen Provision”). On January 1, 2026, the number of shares of Common Stock reserved for issuance and available for grant and issuance under the Equity Incentive Plan increased by 97,386,273 shares pursuant to the Evergreen Provision.

In accordance with General Instruction E of Form S-8, the contents of the registration statements of the Company on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2022 (File No. 333-263498), February 21, 2023 (File No. 333-269887), May 30, 2023 (File No. 333-272272), February 15, 2024 (File No. 333-277080) and February 14, 2025 (File No. 333-284992), including any amendments thereto or filings incorporated therein, are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)    The Registrant’s Annual Report on Form 10-K (including those portions of the Registrant’s definitive proxy statement relating to its 2026 annual meeting of stockholders that are incorporated by reference in the Registrant’s Annual Report on Form 10-K) for the fiscal year ended December 31, 2025 filed with the SEC on February 11, 2026;
(2)    All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and
(3)    The description of the Registrant’s Class A Common Stock contained in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 11, 2026, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 8. Exhibits.
The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed or Furnished Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen Class A common stock certificate	8-K	001-40216	4.1	November 4, 2021
5.1	Opinion of Sullivan & Cromwell LLP					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (included on the signature page hereto)
99.1	Aurora Innovation, Inc. 2021 Equity Incentive Plan, as amended and restated on May 26, 2023	S-8	333-272272	99.1	May 30, 2023
99.2	Form of Stock Option Agreement under the Aurora Innovation, Inc. 2021 Equity Incentive Plan	8-K	001-40216	10.12	November 4, 2021
99.3	Form of Restricted Stock Unit Agreement under the Aurora Innovation, Inc. 2021 Equity Incentive Plan	8-K	001-40216	10.12	November 4, 2021
99.4	Form of Addendum to Stock Option Agreement for Executive Officers under the Aurora Innovation, Inc. 2021 Equity Incentive Plan	S-8	333-277080	99.4	February 15, 2024
107	Filing fee table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 11th day of February, 2026.

AURORA INNOVATION, INC.

By:	/s/ Chris Urmson
Chris Urmson
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris Urmson, David Maday, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Chris Urmson	Chief Executive Officer and Director	February 11, 2026
Chris Urmson	(Principal Executive Officer)

/s/ David Maday	Chief Financial Officer	February 11, 2026
David Maday	(Principal Financial and Accounting Officer)

/s/ John Donahoe	Director	February 11, 2026
John Donahoe

/s/ Brittany Bagley	Director	February 11, 2026
Brittany Bagley

/s/ Shailen Bhatt	Director	February 11, 2026
Shailen Bhatt

/s/ Gloria Boyland	Director	February 11, 2026
Gloria Boyland

/s/ Reid Hoffman	Director	February 11, 2026
Reid Hoffman

/s/ Claire D'Oyly-Hughes Johnson	Director	February 11, 2026
Claire D'Oyly-Hughes Johnson

/s/ Michelangelo Volpi	Director	February 11, 2026
Michelangelo Volpi